Exhibit 99

Investor Relations Contact

Shane O’Connor, Senior Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

FOR IMMEDIATE RELEASE

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR OF FISCAL 2020

Wilmington, MA – October 21, 2020 – UniFirst Corporation (NYSE: UNF) (the “Company”) today reported results for its fourth quarter and full year ended August 29, 2020, as compared to the comparable periods in its prior fiscal year. The fourth quarter as well as the full year in fiscal 2019 included an extra week as compared to fiscal 2020.

Q4 2020 Financial Highlights

•	Consolidated revenues for the quarter decreased 10.6% to $428.6 million.
•	Excluding the impact of the extra week in fiscal 2019, consolidated revenues decreased 3.5%.
•	Operating income was $40.8 million, a decrease of 30.8%.
•	The quarterly tax rate was 26.6% compared to 24.4% in the prior year.
•	Net income decreased to $31.6 million, or 31.4%.
•	Diluted earnings per share decreased to $1.66 from $2.40, or 30.8%.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “Overall, we are pleased with our results for the fourth quarter and full fiscal year given the headwinds that we faced during this unprecedented time in our history.  Our ability to continue generating solid results and strong cash flows speaks to the resiliency of our Company and the value of the products and services that we provide to our customers.  I want to again sincerely thank our Team Partners for the tremendous effort they put forth and continue to put forth ensuring that they are taking care of each other and our customers during these challenging times.  They truly continue to deliver in every way.”

Fiscal 2020 Financial Highlights

•	Full year consolidated revenues were $1.804 billion, down 0.3%.
•	Excluding the impact of the extra week in fiscal 2019, full year revenues increased 1.6%.
•	Full year operating income was $172.7 million, a decrease of 25.6%.
•	Net income for the year decreased to $135.8 million, or 24.2%.
•	Diluted earnings per share decreased to $7.13 from $9.33, or 23.6%.

Operating income in fiscal 2019 benefited from a pre-tax gain of $21.1 million, which was recorded in selling and administrative expenses. This amount reflects a settlement with the lead contractor for the version of the customer relationship management system for which the Company recorded a $55.8 million impairment charge in fiscal 2017 (the “CRM Settlement”).  Excluding the impact of the CRM Settlement:

•	Full year operating income decreased 18.1% compared to the prior year’s adjusted operating income of $210.9 million.
•	Net income decreased 17.0% from the prior year’s adjusted net income of $163.6 million.
•	Diluted earnings per share decreased 16.3% from the prior year’s adjusted amount of $8.52.

See the Reconciliation of GAAP to Non-GAAP Financial Measures below.

Segment Reporting Highlights for Q4 2020

Core Laundry Operations

•	Revenues for the quarter decreased 10.9% to $384.6 million.
•	Excluding the effect of the extra week, revenues decreased 3.8%. This decrease was primarily due to the continued impact of COVID-19 on our customer’s operations and wearer levels.
•

Operating margin decreased to 9.9% from 12.9% in the fiscal 2019 quarter. This segment’s profitability was negatively impacted by the decline in rental revenues on our cost structure, additional costs the Company incurred responding to COVID-19 as well as higher casualty claims expense. These items were partially offset by lower travel-related and energy costs during the quarter.

Specialty Garments

•	Revenues for the quarter were $27.6 million, a decrease of approximately 11.6%. This decrease was primarily due to the extra week in the fourth quarter of fiscal 2019.
•

Operating margin increased to 7.1% from 6.6%. This increase was primarily due to lower production and delivery costs as a percentage of revenues, which were partially offset by higher merchandise amortization costs as a percentage of revenues.

•	Specialty Garments consists of nuclear decontamination and cleanroom operations and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•	Cash, cash equivalents and short-term investments totaled $474.8 million as of August 29, 2020.
•	The Company had no long-term debt outstanding as of August 29, 2020.
•

In its fourth fiscal quarter of 2020, the Company did not repurchase any shares of common stock under its previously announced share repurchase authorization.  As of August 29, 2020, the Company had repurchased a total of 315,000 shares of common stock for a total of $52.3 million under the authorization.

•	Diluted weighted average shares outstanding decreased to 19.0 million shares from 19.2 million shares in the fourth quarter of fiscal 2019, or 0.7%.

Financial Outlook

Mr. Sintros continued, “Due to the continued uncertainty surrounding the COVID-19 pandemic and its impact on our communities, we will only be providing guidance for our fiscal 2021 first quarter at this time. We currently expect our revenues for the first quarter of fiscal 2021 to be between $433.0 million and $443.0 million and diluted earnings per share to be between $1.55 and $1.70. Although our visibility is limited, we do expect showing growth for the full year to be a challenge based on the impact of the pandemic as well as the related impact on the demand for oil and the energy dependent markets that we serve.  In fiscal 2021, our strong balance sheet and cash flows will continue to empower us to invest in our long-term strategic initiatives.”

Financial Outlook Highlights and Assumptions

•	Core Laundry organic growth, which excludes the effect of fluctuations in the Canadian exchange rate and the benefit of acquisitions, is assumed to be a decline of 6.8% at the midpoint of the range.
•	Core Laundry’s operating margin is assumed to be 9.1% at the midpoint of the range.
•	The income tax rate is assumed to be 25.0%.

Conference Call Information

UniFirst will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly and annual financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, as well as the delivery of facility service programs. Together with its subsidiaries, the company also provides first aid and safety products, and manages specialized garment programs for the cleanroom and nuclear industries. UniFirst manufactures its own branded workwear, protective clothing, and floorcare products; and with over 260 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the company outfits nearly 2 million workers each business day. For more information, contact UniFirst at 800.455.7654 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company’s current views with respect to future events and financial performance, including projected revenues and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “positions,” “assume,” “strive,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by adverse economic conditions, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate and successfully integrate acquired businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the COVID-19 pandemic, any loss of key management or other personnel, increased costs as a result of any changes in federal or state laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding the price levels of natural gas, electricity, fuel and labor, the negative effect on our business from sharply depressed oil and natural gas prices, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, the continuing increase in domestic healthcare costs, increased workers’ compensation claim costs, increased healthcare claim costs, including as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management (“CRM”) computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in Securities and Exchange Commission, New York Stock Exchange and accounting rules, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies and the other factors described under “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 31, 2019, “Item 1.A. Risk Factors” and elsewhere in our Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended August 29, 2020	Fourteen weeks ended August 31, 2019	Fifty-two weeks ended August 29, 2020	Fifty-three weeks ended August 31, 2019
Revenues	$428,643	$479,621	$1,804,159	$1,809,376

Operating expenses:
Cost of revenues (1)	270,971	300,574	1,164,932	1,139,195
Selling and administrative expenses (1)	89,788	92,353	361,801	334,840
Depreciation and amortization	27,085	27,770	104,697	103,333
Total operating expenses	387,844	420,697	1,631,430	1,577,368

Operating income	40,799	58,924	172,729	232,008

Other (income) expense:
Interest income, net	(792)	(3,075)	(6,382)	(9,082)
Other expense (income), net	(1,400)	1,129	1,223	3,166
Total other income, net	(2,192)	(1,946)	(5,159)	(5,916)

Income before income taxes	42,991	60,870	177,888	237,924
Provision for income taxes	11,428	14,882	42,118	58,790

Net income	$31,563	$45,988	$135,770	$179,134

Income per share – Basic:
Common Stock	$1.74	$2.52	$7.46	$9.77
Class B Common Stock	$1.39	$2.01	$5.97	$7.81

Income per share – Diluted:
Common Stock	$1.66	$2.40	$7.13	$9.33

Income allocated to – Basic:
Common Stock	$26,499	$38,619	$114,017	$150,247
Class B Common Stock	$5,064	$7,369	$21,753	$28,887

Income allocated to – Diluted:
Common Stock	$31,563	$45,988	$135,770	$179,134

Weighted average shares outstanding – Basic:
Common Stock	15,250	15,340	15,276	15,385
Class B Common Stock	3,643	3,659	3,643	3,697

Weighted average shares outstanding – Diluted:
Common Stock	19,019	19,159	19,042	19,196

(1) Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	August 29, 2020	August 31, 2019
Assets
Current assets:
Cash, cash equivalents and short-term investments	$474,838	$385,341
Receivables, net	190,916	203,457
Inventories	106,269	100,916
Rental merchandise in service	154,278	184,318
Prepaid taxes	7,115	4,060
Prepaid expenses and other current assets	35,918	35,699

Total current assets	969,334	913,791

Property, plant and equipment, net	582,470	574,509
Goodwill	424,844	401,178
Customer contracts and other intangible assets, net	85,536	72,720
Deferred income taxes	522	448
Operating lease right-of-use assets, net	42,710	—
Other assets	93,611	84,674

Total assets	$2,199,027	$2,047,320

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$64,035	$77,918
Accrued liabilities	132,965	111,721
Accrued taxes	527	205
Operating lease liabilities, current	12,569	—

Total current liabilities	210,096	189,844

Long-term liabilities:
Accrued liabilities	132,820	117,074
Accrued and deferred income taxes	85,721	99,172
Operating lease liabilities	29,261	—

Total long-term liabilities	247,802	216,246

Shareholders’ equity:
Common Stock	1,525	1,533
Class B Common Stock	364	364
Capital surplus	86,645	84,946
Retained earnings	1,684,565	1,588,075
Accumulated other comprehensive loss	(31,970)	(33,688)

Total shareholders’ equity	1,741,129	1,641,230

Total liabilities and shareholders’ equity	$2,199,027	$2,047,320

Detail of Operating Results

(Unaudited)

Revenues

(In thousands, except percentages)	Thirteen weeks ended August 29, 2020	Fourteen weeks ended August 31, 2019	Dollar Change	Percent Change
Core Laundry Operations	$384,584	$431,539	$(46,955)	(10.9)%
Specialty Garments	27,640	31,261	(3,621)	(11.6)%
First Aid	16,419	16,821	(402)	(2.4)%
Consolidated total	$428,643	$479,621	$(50,978)	(10.6)%

(In thousands, except percentages)	Fifty-two weeks ended August 29, 2020	Fifty-three weeks ended August 31, 2019	Dollar Change	Percent Change
Core Laundry Operations	$1,601,485	$1,616,205	$(14,720)	(0.9)%
Specialty Garments	133,185	132,767	418	0.3%
First Aid	69,489	60,404	9,085	15.0%
Consolidated total	$1,804,159	$1,809,376	$(5,217)	(0.3)%

Operating Income

(In thousands, except percentages)	Thirteen weeks ended August 29, 2020	Fourteen weeks ended August 31, 2019	Dollar Change	Percent Change
Core Laundry Operations	$38,131	$55,616	$(17,485)	(31.4)%
Specialty Garments	1,959	2,072	(113)	(5.5)%
First Aid	709	1,236	(527)	(42.6)%
Consolidated total	$40,799	$58,924	$(18,125)	(30.8)%

(In thousands, except percentages)	Fifty-two weeks ended August 29, 2020	Fifty-three weeks ended August 31, 2019	Dollar Change	Percent Change
Core Laundry Operations	$149,987	$212,954	$(62,967)	(29.6)%
Specialty Garments	17,845	14,145	3,700	26.2%
First Aid	4,897	4,909	(12)	(0.2)%
Consolidated total	$172,729	$232,008	$(59,279)	(25.6)%

Operating Margin

	Thirteen weeks ended August 29, 2020	Fourteen weeks ended August 31, 2019
Core Laundry Operations	9.9%	12.9%
Specialty Garments	7.1%	6.6%
First Aid	4.3%	7.3%
Consolidated	9.5%	12.3%

	Fifty-two weeks ended August 29, 2020	Fifty-three weeks ended August 31, 2019
Core Laundry Operations	9.4%	13.2%
Specialty Garments	13.4%	10.7%
First Aid	7.0%	8.1%
Consolidated	9.6%	12.8%

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Fifty-two weeks ended August 29, 2020	Fifty-three weeks ended August 31, 2019
Cash flows from operating activities:
Net income	$135,770	$179,134
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	104,697	103,333
Amortization of deferred financing costs	112	112
Forgiveness of a liability	—	(7,346)
Share-based compensation	5,999	5,761
Accretion on environmental contingencies	537	755
Accretion on asset retirement obligations	929	865
Deferred income taxes	(12,152)	8,896
Other	2,524	(283)
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	14,589	(3,189)
Inventories	(5,066)	(10,736)
Rental merchandise in service	32,262	(10,324)
Prepaid expenses and other current assets and Other assets	840	(8,011)
Accounts payable	(10,702)	3,365
Accrued liabilities	19,866	(1,027)
Prepaid and accrued income taxes	(3,521)	20,837
Net cash provided by operating activities	286,684	282,142

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(41,221)	(4,919)
Capital expenditures, including capitalization of software costs	(116,717)	(119,815)
Proceeds from sale of assets	322	405
Net cash used in investing activities	(157,616)	(124,329)

Cash flows from financing activities:
Proceeds from exercise of share-based awards	73	51
Taxes withheld and paid related to net share settlement of equity awards	(3,731)	(2,767)
Repurchase of Common Stock	(21,745)	(30,515)
Payment of cash dividends	(15,700)	(8,260)
Net cash used in financing activities	(41,103)	(41,491)

Effect of exchange rate changes	1,532	(1,493)

Net increase in cash, cash equivalents and short-term investments	89,497	114,829
Cash, cash equivalents and short-term investments at beginning of period	385,341	270,512
Cash, cash equivalents and short-term investments at end of period	$474,838	$385,341

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement these consolidated financial results, management believes that certain non-GAAP operating results provide a more meaningful measure on which to compare the Company’s results of operations for the periods presented. The Company believes these non-GAAP results provide useful supplemental information regarding the Company’s performance to both management and investors by excluding certain non-recurring amounts that impact the comparability of the results. A supplemental reconciliation of fiscal 2019 consolidated operating income, net income and earnings per diluted share on a GAAP basis to adjusted operating income, net income and earnings per diluted share on a non-GAAP basis is presented in the following table. In addition, Core Laundry Operations operating income and operating margin on a GAAP basis to adjusted operating income and adjusted operating margin on a non-GAAP basis is also  presented in the following table. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which is provided below.

	Fifty-three weeks ended August 31, 2019
	Consolidated				Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Net Income	Diluted EPS	Revenue	Operating Income	Operating Margin
As reported	$1,809,376	$232,008	$179,134	$9.33	$1,616,205	$212,954	13.2%
CRM Settlement	—	(21,127)	(15,566)	(0.81)	—	(21,127)	(1.3)%
As adjusted	$1,809,376	$210,881	$163,568	$8.52	$1,616,205	$191,827	11.9%